UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2025
Equitable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1345 Avenue of the Americas, New York, New York                     10105
(Address of principal executive offices) (Zip Code)
(212) 554-1234
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 15, 2025, the Board of Directors (the “Board”) of Equitable Holdings, Inc. (the “Company”) elected Douglas Dachille as a director of the Company. The Board also determined that Mr. Dachille qualifies as an independent director under the New York Stock Exchange Listing Standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. At the time of election, the Board had not determined on which committees Mr. Dachille would serve.
Mr. Dachille will receive compensation as a non-employee director as described under the caption “Director Compensation” in the Company’s proxy statement for its April 9, 2024. Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 9, 2024.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: January 15, 2025	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Associate General Counsel